EMPLOYEE STOCK UNIT AGREEMENT
(Time-Based Conditions)
Under The 2007 Equity Incentive Plan
of Forest Laboratories, Inc.

In consideration of services to be rendered by you (the “Grantee”) to Forest Laboratories, Inc., a Delaware company (the “Company”), or to a subsidiary of the Company, you have been awarded a grant (the “Grant”) under the Company’s 2007 Equity Incentive Plan (the “2007 Plan”), which is incorporated herein by reference, of restricted stock units (each restricted stock unit awarded under the Grant, a “Stock Unit”) covering a number of shares of Common Stock of the Company, par value $0.10 per share (the “Shares”) as listed on your equity award page (the “Information Page”) on the website of the Stock Plan Administrator (as defined in Section 14 below), subject to the terms and conditions of this Agreement and the 2007 Plan.  Each capitalized term used herein will have the meaning specified in the 2007 Plan, unless another meaning is specified in this Agreement.

1.
STOCK UNIT GRANT TERMS.  The date of the Grant, the total number of Stock Units subject to the Grant, the Vesting Date(s) (as defined in Section 2 hereof) and the per Share consideration for the Grant, if any, are identified on the Information Page, and all such terms and conditions are incorporated herein by reference.

2.
VESTING.  Subject to Sections 3 or 4 hereof, a number of Stock Units underlying the Grant will become vested on each vesting date as listed on the Information Page (the “Vesting Date”), provided that on the applicable Vesting Date the Grantee continues to be employed by the Company or by a subsidiary of the Company.

3.
DISABILITY OR DEATH OF GRANTEE. In the event of the Grantee’s Disability or death while an employee of the Company or of a subsidiary of the Company, then provided the Grant was awarded to the Grantee at least one year prior to the Grantee’s employment termination date or as otherwise determined by the Committee (as defined Section 14), the then unvested Stock Units shall immediately vest as of the date of such employment termination.

4.
TERMINATION OF EMPLOYMENT WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON. In the event the Grantee’s employment with the Company is terminated by the Company without Cause (as defined in the Company’s Corporate Officer Severance Benefit Plan) or Grantee resigns from his or her employment with the Company for Good Reason (as defined in the 2007 Plan), in each case within two (2) years of a Change in Control (as defined in the 2007 Plan), the then unvested Stock Units shall immediately vest as of the date of such employment termination.

5.
EFFECT OF VESTING AND SETTLEMENT OF STOCK UNITS.  Stock Units that vest in accordance with this Agreement will be due and payable by the issuance of Shares at a ratio of one Share per Stock Unit, subject to the provisions of Section 12(a) of the 2007 Plan.  As soon as is reasonably practical after the vesting of any Stock Units, the Stock Plan Administrator will instruct the Company’s transfer agent and stock registrar to issue for the account of the Grantee (and his or her permitted transferee) as designated on the records of the Company the Shares underlying the vested Stock Units.

6.
FORFEITURE OF UNVESTED STOCK UNITS UPON TERMINATION OF EMPLOYMENT.  Except to the extent Stock Units have vested pursuant to Section 2, 3, or 4, in the event that the Grantee ceases to be an employee of the Company or a subsidiary of the Company for any reason, all Stock Units shall be forfeited without compensation as of the date that such employment terminates and the Grantee shall have no further rights with respect to such Stock Units or the underlying Shares. In the event of the Grantee’s cessation of employment for any reason, the Committee may, in its sole discretion and when it finds that such an action would be in the best interests of the Company, waive the vesting period as to all or any portion of the unvested Stock Units (and any such Stock Units as to which the vesting period has been waived shall vest as of the date specified by the Committee) except in connection with an employment termination for gross misconduct (as determined by the Company).

7.
EMPLOYMENT.  In consideration of the awarding of the Grant, the Grantee will fulfill all the duties and obligations of his or her employment by the Company or its subsidiary. Nothing in this Agreement shall confer upon the Grantee any right to similar grants in future years or any right to be continued in the employ of the Company or its subsidiaries or shall interfere in any way with the right of the Company or any such subsidiary to terminate or otherwise modify the terms of the Grantee's employment.

8.
RESTRICTIONS ON TRANSFER.  Stock Units shall not be assigned, sold, transferred or otherwise be subject to alienation by the Grantee until such time as the Stock Units vest in accordance with this Agreement, other than by will or the laws of succession, and except that the Grantee may transfer the Stock Units by gift to one or more members of the Grantee's immediate family, including trusts for the benefit of such family members and partnerships or limited liability companies in which such family members are the only owners, provided that any such transferee is considered to not be dealing at arm’s length with the Grantee for purposes of the income tax laws of the Grantee’s jurisdiction of residence.  In the event the Grantee wishes to transfer the Stock Units by gift as permitted by this Section, the Grantee shall provide the Stock Plan Administrator notice of any such transfer in form and substance reasonably satisfactory to the Company and the Stock Plan Administrator, and no transferee shall have any rights in the Stock Units until such notice has been accepted by the Stock Plan Administrator. Transferred Stock Units shall be subject to all of the same terms and conditions of the 2007 Plan and this Agreement as if such Stock Units had not been transferred. More particularly (but without limiting the generality of the foregoing), Stock Units may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, pledge, hypothecation or other disposition contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Stock Units shall be null and void and without effect.

9.
EFFECT ON OTHER BENEFITS.  In no event shall the value of the Stock Units covered by this Agreement at any time be included as compensation or earnings for purposes of determining any other compensation, retirement benefit or other benefit offered to employees of the Company or its subsidiaries under any benefit plan of the Company or its subsidiaries unless otherwise specifically provided for in such benefit plan.

10.
AVAILABLE SHARES; LEGAL COMPLIANCE.  The Company shall pay all original issue and transfer taxes with respect to the issuance of the Stock Units and the underlying Shares and all other fees and expenses necessarily incurred by the Company in connection therewith and will use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

11.
TAXES.  Except as provided below, the Grantee must pay the Company in cash upon demand any and all amounts due for the purpose of satisfying the Company’s liability under applicable law to withhold or deduct any applicable federal, state, provincial or local income tax, employment tax, employment insurance premiums, pension plan contributions and any and all other withholdings or deductions (plus interest or penalties thereon, if any, caused by a delay in making such payment) required by reason of the receipt of the Grant, the vesting of the Stock Units or the issuance of Shares hereunder.  By accepting this Grant, the Grantee consents and directs that the Stock Plan Administrator may, but is not obligated to, withhold the number of Shares having an aggregate fair market value as of the date preceding the required withholding sufficient to satisfy the Grantee’s obligations hereunder and to deliver such Shares to the Company.  In addition, the Company or a subsidiary shall, to the extent permitted by law, have the right to deduct such withholding amount from any payment of any kind otherwise due to the Grantee.

12.
CONDITION PRECEDENT TO GRANT.  In the event that the award of the Grant shall be subject to, or shall require, any prior exchange listing, shareholder approval or other condition or act, pursuant to the applicable laws, regulations or policies of any stock exchange, federal, provincial or local government or its agencies or representatives, then the Grant hereunder shall not be deemed awarded until the fulfillment of such condition.

13.
NO STOCKHOLDER RIGHTS PRIOR TO ISSUANCE OF SHARES.  Neither the Grantee nor any other person shall become the beneficial owner of any Shares underlying the Stock Units nor have any rights to dividends or other rights as a stockholder with respect to any such Shares (including voting rights), until such Shares are issued to the Grantee in accordance with Section 5.

14.
ADMINISTRATION.  The Compensation Committee (the “Committee”) shall have full authority and discretion, subject only to the express terms of the 2007 Plan, to decide all matters relating to the administration and interpretation of the 2007 Plan and this Agreement and the Grantee agrees to accept all such Committee determinations as final, conclusive and binding. The Company may retain a third-party plan administrator or may designate an internal department to assist in the administration of the 2007 Plan. The term “Stock Plan Administrator” as used herein shall mean such third-party plan administrator or such internal department as designated by the Company from time to time.

15.
COSTS.  The Company shall not charge any Grantee for any part of the Company’s cost to administer and operate the 2007 Plan.  If the Company retains a third-party plan administrator to assist in the administration of the 2007 Plan, the Grantee may be charged fees by such third-party plan administrator in connection with any transactions which the Grantee effects through such third-party plan administrator.

16.
AMENDMENT.  This Agreement shall be subject to the terms of the 2007 Plan, as may be amended by the Company from time to time, except that no amendment of the 2007 Plan adopted after the date of this Agreement shall impair the Grantee’s rights hereunder without his or her consent. In addition to the foregoing, this Agreement may be amended by the Committee, provided that no such amendment shall impair the Grantee’s rights hereunder without his or her consent.

17.
DATA PRIVACY.  By entering into this Agreement, the Grantee (a) authorizes the Company and its subsidiaries and the Stock Plan Administrator or any agent of the Company providing recordkeeping services for the 2007 Plan to disclose to each other such information and data as either of them shall request in order to facilitate the awarding of Grants and the administration of the 2007 Plan; (b) waives any data privacy rights the Grantee may have with respect to such information; and (c) authorizes the Company and the Stock Plan Administrator or any agent of the Company providing recordkeeping services for the 2007 Plan to store and transmit such information in electronic form.

18.
NOTICES.  All notices and communications by the Grantee in connection with this Agreement or the Stock Units shall be delivered to the Stock Plan Administrator and to the Company. Notices to the Stock Plan Administrator shall be delivered in accordance with its established procedures as set forth on the website of the Stock Plan Administrator and notices to the Company shall be delivered in writing by electronic mail, nationally recognized overnight courier or certified mail, postage prepaid to the attention of Ms. Rita Weinberger, Finance Department, Forest Laboratories, Inc., 909 Third Avenue, New York, New York 10022 (e-mail: rita.weinberger@frx.com). All notices and communications by the Stock Plan Administrator or the Company to the Grantee in connection with this Agreement shall be given in writing and shall be delivered electronically to the Grantee's e-mail address appearing on the records of the Company, or by nationally recognized overnight courier or certified mail, postage prepaid to the Grantee's residence or to such other address as may be designated in writing by the Grantee.

19.
ENTIRE AGREEMENT AND WAIVER.  This Agreement and the 2007 Plan contain the entire understanding of the parties and supersede any prior understanding and agreements between them representing the subject matter hereof. To the extent that there is an inconsistency between the terms of the 2007 Plan and this Agreement, the terms of the 2007 Plan shall control. There are no other representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter hereof which are not fully expressed herein or in the 2007 Plan. Any waiver or any right or failure to perform under this Agreement shall be in writing signed by the party granting the waiver and shall not be deemed a waiver of any subsequent failure to perform.

20.
SEVERABILITY AND VALIDITY.  The various provisions of this Agreement are severable and any determination of invalidity or unenforceability of any one provision shall have no effect on the remaining provisions.

21.	GOVERNING LAW. The interpretation, enforceability and validity of this Agreement shall be governed by the substantive laws (but not the choice of law rules) of the State of New York.

22.
HEADINGS.  Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Grant or any provision hereof.

23.
SUBSIDIARY.  As used herein, the term “subsidiary” shall mean any present or future corporation which would be a “subsidiary corporation” of the Company, as that term is defined in Section 424(f) of the Code.